Exhibit 32.1
SECTION 1350 CERTIFICATIONS
     Carl E. Sassano, the Chief Executive Officer of Transcat, Inc. and John J. Zimmer, the Chief Financial Officer of Transcat, Inc. certify that (i) the annual report on Form 10-K for the fiscal year ended March 25, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the annual report on Form 10-K for the fiscal year ended March 25, 2006 fairly presents, in all material respects, the financial condition and results of operations of Transcat, Inc.

Date: June 22, 2006	/s/ Carl E. Sassano

Carl E. Sassano
Chairman and Chief Executive Officer

Date: June 22, 2006	/s/ John J. Zimmer

John J. Zimmer
Chief Financial Officer and Vice President of Finance
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Transcat, Inc. and will be retained by Transcat, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.